EXHIBIT 24
POWER OF ATTORNEY

		I, Gordon S. Weber, hereby authorize and designate each of John Manders,
Timothy Arens, Nicole J. Leimer, and Amra Hoso signing singly, as my true and lawful attorney in fact to:

	(1)	execute for and on my behalf, in my capacity as an officer and/or director of SurModics, Inc., a Minnesota corporation (the "Company"), the Forms 3, 4 and
5 and any other necessary forms in accordance with Section 16(a) of the
Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder;

	(2)	to file a Form ID on my behalf with the Securities and Exchange Commission and to further do and perform any and all acts for and on my behalf which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 and timely file such forms with the Securities and Exchange Commission, any stock exchange or similar authority, and the NASDAQ Stock Market; and

	(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be to my benefit, in my best interest, or legally required of me, it being understood that the statements executed by such attorney in fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

		I hereby further grant to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitutes or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  I hereby acknowledge that the foregoing attorneys in fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Exchange Act.

		This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys in fact.
Notwithstanding the foregoing, if any such attorney-in-fact hereafter ceases to be either a partner or employee of Faegre Drinker Biddle & Reath LLP, or an employee of the Company, this Power of Attorney shall be automatically revoked solely as to such individual, immediately upon such cessation, without any further action on my part.

		I hereby revoke all previous Powers of Attorney that have been granted by me in connection with my reporting obligations under Section 16 of the Exchange Act with respect to my holdings of and transactions in securities issued by the
Company.

		IN WITNESS WHEREOF, I have caused this Power of Attorney to be duly executed as of this 11th day of May, 2020.

/s/ Gordon S. Weber